Exhibit 99.1

FOR RELEASE	More information:
James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2011

ACHIEVES QUARTERLY ADJUSTED EBITDA

OF $84.1 MILLION ON REVENUE GROWTH OF 13.7%

ADJUSTED LTM EBITDA OF $330.6 MILLION

STAMFORD, Conn., July 28, 2011 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in the designing, marketing and servicing of comprehensive customer engagement and loyalty solutions that enhance and extend the relationship of millions of consumers with many of the largest and most respected companies in the world, announced today the financial results for the three month period ended June 30, 2011 (“second quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“As we had expected going into this quarter, our level of marketing and commissions increased significantly, particularly in Membership, as compared to the second quarter of last year,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “While this had the effect of slightly reducing our trailing twelve-month Adjusted EBITDA as compared to the first quarter this year, this investment sets a foundation for our growth in the second half of the year and beyond, and we continue to expect 2011 full year Adjusted EBITDA of $365 to $385 million.”

“Our recently announced transaction to acquire Prospectiv Direct, Inc., including its highly popular Eversave daily deal program, is progressing quickly, and is on track to close this summer,” continued Lipman. “While the near-term economic contributions of this exciting new asset will be modest, we believe there are significant opportunities for growth in the couponing marketplace, and are looking forward to bringing consumers attractive deals in ways that are both convenient to them and beneficial to the merchants looking to establish sustainable new relationships.

Between Affinion’s existing assets and Eversave’s expanding footprint, together we will be capable of marketing national offers for more than 500 leading brands while simultaneously maintaining a strong local presence through both our daily deals in 22 markets as well as the more than 250,000 merchant locations where we provide consumers with savings in lifestyle and leisure services, including more than 70,000 discounts that are downloadable right to users’ mobile devices.”

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations. On January 14, 2011, Affinion entered into and completed a merger agreement with Webloyalty, a global online marketing services company. Webloyalty’s business results are now being reported as part of the Company’s Membership and International products, as appropriate. Readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results, including the impact of purchase accounting from the Webloyalty transaction.

Results Highlights

Second Quarter Net Revenues

•

Net revenues for the second quarter of 2011 were $387.1 million as compared to $340.5 million for the second quarter of 2010, reflecting an increase of 13.7%, with growth in both North American and International products net revenues in the quarter.

•

Overall revenue growth was due to the contributions of Webloyalty and Connexions to the results, and International products net revenues were further benefited by a favorable impact from foreign exchange in the quarter.

Second Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) was $84.1 million as compared to $85.5 million for the second quarter of 2010.

•	Segment EBITDA was $72.1 million as compared to $63.9 million for the second quarter of 2010, an increase of $8.2 million, or 12.8%.

•	Segment EBITDA benefitted from the contribution from Webloyalty and Connexions, which more than offset higher marketing and commissions and operating costs.

Segment Commentary

North America:

Membership products revenue increased $22.0 million, from $172.9 million to $194.9 million, or 12.7%, as compared to the second quarter of 2010. Net Membership revenues increased primarily due to $21.2 million in domestic revenue contributed from Webloyalty. Membership Segment EBITDA increased $4.5 million, from $30.3 million to $34.8 million, or 14.9%, as compared to the second quarter of 2010, as $8.5 million in contributions from Webloyalty and the absence of $8.0 million in facility exit costs from the second quarter of 2010 associated with the lease on our former headquarters more than offset $13.7 million in higher marketing and commission expense, as well as higher operating costs primarily related to increased subscribers in our identity theft protection programs.

Insurance and Package products revenue decreased $4.1 million, from $89.1 million to $85.0 million, as compared to the second quarter of 2010 due to higher cost of insurance, driven by higher claims experience in the quarter, as well as lower revenue from the NetGain product. Insurance and Package Segment EBITDA decreased $3.9 million in the second quarter, from $26.4 million to $22.5 million, or 14.8%, primarily due to the lower net revenues.

Loyalty products revenue increased $13.0 million, from $21.7 million to $34.7 million, or 59.9%, as compared to the second quarter of 2010, due to the Connexions acquisition that was completed on July 1, 2010. Loyalty Segment EBITDA increased $4.3 million in the second quarter, from $6.6 million to $10.9 million, or 65.2%, primarily due to the Connexions acquisition.

International:

International revenue increased $15.7 million, from $57.6 million to $73.3 million, or 27.3%, as compared to the second quarter of 2010 as $15.3 million in revenue contributed from Webloyalty and a $5.9 million favorable impact from foreign exchange more than offset lower revenues associated with recently renewed or expired package contracts. International Segment EBITDA increased $4.2 million, from $5.6 million to $9.8 million, or 75.0%, due primarily to the same factors that affected revenue, with the exception of foreign exchange, which had an immaterial impact to EBITDA.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at June 30, 2011, see the note in Table 2.

At June 30, 2011, Affinion had $471.7 million outstanding under the senior notes (net of discounts and premiums), $1,112.8 million outstanding under its term loan facility, and $353.2 million outstanding under the senior subordinated notes (net of discounts).

As of June 30, 2011, there were no outstanding borrowings against the Company’s revolving credit facility, and $158.1 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.9 million in letters of credit.

At June 30, 2011, the Company had $76.8 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At June 30, 2011, Holdings had $321.0 million outstanding under the senior notes (net of discounts and premiums) due in 2015, and $115.7 million of unrestricted cash on hand.

Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended June 30, 2011 at 2:00 pm (EDT) on Thursday, July 28, 2011. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 82921711. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) August 1, 2011 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 82921711.

Important Notes

The transaction with Webloyalty has resulted in certain adjustments related to purchase accounting, which affected the revenue and Segment EBITDA contributed from Webloyalty. For example, because Webloyalty’s deferred revenues were reduced as a result of purchase accounting, the net revenues recognized by the Company are less than they otherwise would have been. While the effect of these purchase accounting adjustments on the Company’s aggregate second quarter results was insignificant, in the six-month period ended June 30, 2011, net revenues and Segment EBITDA were decreased by $13.0 million and $10.9 million, respectively.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three- and six-month periods ended June 30, 2011 to the unaudited consolidated results of operations for the three- and six-month periods ended June 30, 2010.

About Affinion Group

As a global leader with almost 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,550 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the company has approximately 4,150 employees throughout the United States and in 12 other countries, primarily in Europe, and markets in 16 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2011 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in Affinion’s reports filed with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Registration Statement on Form S-4, which was declared effective by the SEC on July 26, 2011. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Global Average Subscribers, excluding Basic Insureds	48,619	43,059	48,193	43,271
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds(1)	$28.40	$28.97	$28.48	$28.92
Global Membership Subscribers (2)
Average Global Retail Subscribers (3)	11,377	10,285	11,407	10,453
Annualized Net Revenue Per Global Average Subscriber (1)	$79.32	$74.82	$79.52	$73.36
Global Package Subscribers and Wholesale (4)
Average Global Package Subscribers and Wholesale (3)	32,924	28,355	32,455	28,373
Annualized Net Revenue Per Global Average Package Subscriber (1)	$6.43	$7.18	$6.40	$7.62
Global Insureds
Average Supplemental Insureds (3)	4,318	4,419	4,331	4,445
Annualized Net Revenue Per Supplemental Insured (1)	$61.76	$62.05	$59.48	$60.40
Global Average Subscribers, including Basic Insureds	71,047	65,657	70,574	66,087

(1)

Annualized Net Revenue Per Global Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or insured, as applicable, the subscriber's or insured's, as applicable, revenues are no longer recognized in the calculation.

(2)

Global Membership Subscribers is comprised of the former “Global Membership Products: Average Retail Members including wholesale formerly retail and other” as well as “Affinion International: Other Retail Membership” line items presented in our prior press releases.

(3)

Average Global Subscribers and Average Supplemental Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber's or insured's, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

(4)

Global Package Subscribers and Wholesale is comprised of the former “Affinion North America: Package”, “Affinion North America: Membership Products Wholesale (excluding the portion for service formerly retail and other)” and “Affinion International: Package” line items presented in our prior press releases.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

(In millions, except share amounts)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$76.8	$121.1
Restricted cash	36.2	35.3
Receivables (net of allowances for doubtful accounts of $1.4 and $1.2, respectively)	128.8	119.3
Receivables from related parties	5.9	6.1
Profit-sharing receivables from insurance carriers	78.3	75.0
Prepaid commissions	56.2	58.0
Income taxes receivable	2.7	2.8
Other current assets	74.7	65.9

Total current assets	459.6	483.5
Property and equipment, net	121.8	113.4
Contract rights and list fees, net	25.5	25.9
Goodwill	600.1	402.7
Other intangibles, net	432.7	410.6
Other non-current assets	77.5	79.1

Total assets	$1,717.2	$1,515.2

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.9	$9.1
Accounts payable and accrued expenses	393.9	367.3
Payables to related parties	35.3	17.3
Deferred revenue	165.9	163.9
Income taxes payable	9.2	2.8

Total current liabilities	616.2	560.4
Long-term debt	1,927.9	1,685.2
Deferred income taxes	59.9	54.2
Deferred revenue	19.4	21.0
Other long-term liabilities	55.9	59.3

Total liabilities	2,679.3	2,380.1

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	139.6	172.1
Accumulated deficit	(1,115.6)	(1,047.8)
Accumulated other comprehensive income	13.2	9.5

Total Affinion Group, Inc. deficit	(962.8)	(866.2)
Non-controlling interest in subsidiary	0.7	1.3

Total deficit	(962.1)	(864.9)

Total liabilities and deficit	$1,717.2	$1,515.2

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc. (“Holdings”), as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2010. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion's amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $200.0 million to Holdings, with the balance to be used for working capital and other corporate purposes and to fund future strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net revenues	$387.1	$340.5	$754.0	$683.7

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	159.9	141.1	303.8	279.8
Operating costs	109.2	89.3	217.2	183.2
General and administrative	44.6	38.2	97.4	73.6
Facility exit costs	1.3	8.0	1.3	8.0
Depreciation and amortization	73.0	48.6	122.9	97.1

Total expenses	388.0	325.2	742.6	641.7

Income (loss) from operations	(0.9)	15.3	11.4	42.0
Interest income	0.6	3.7	0.8	7.2
Interest expense	(38.9)	(41.8)	(74.7)	(79.5)
Loss on extinguishment of debt	—	(7.4)	—	(7.4)
Other expense, net	(0.1)	(0.1)	(0.1)	(1.9)

Loss before income taxes and non-controlling interest	(39.3)	(30.3)	(62.6)	(39.6)
Income tax expense	(0.2)	(4.2)	(4.7)	(7.4)

Net loss	(39.5)	(34.5)	(67.3)	(47.0)
Less: net income attributable to non-controlling interest	(0.3)	(0.2)	(0.5)	(0.5)

Net loss attributable to Affinion Group, Inc.	$(39.8)	$(34.7)	$(67.8)	$(47.5)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In millions)

	For the Six Months Ended
	June 30, 2011	June 30, 2010
Operating Activities
Net loss	$(67.3)	$(47.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	122.9	97.1
Amortization of debt discount and financing costs	4.1	5.3
Unrealized (gain) loss on interest rate swaps	(0.7)	6.0
Unrealized foreign currency transaction loss	—	1.9
Loss on extinguishment of debt	—	7.4
Facility exit costs	1.3	8.0
Share-based compensation	6.3	4.2
Interest accretion on held-to-maturity debt securities	—	(4.0)
Deferred income taxes	1.4	5.8
Payment received for assumption of loyalty points program liability	0.5	2.7
Net change in assets and liabilities:
Restricted cash	(1.3)	(2.6)
Receivables	(2.9)	11.7
Receivables from related parties	0.1	(2.6)
Profit-sharing receivables from insurance carriers	(3.2)	(7.2)
Prepaid commissions	2.0	4.0
Other current assets	7.0	(5.7)
Contract rights and list fees	(2.9)	0.7
Other non-current assets	5.7	(7.1)
Accounts payable and accrued expenses	(35.9)	24.6
Payables to related parties	(4.4)	(1.4)
Deferred revenue	(2.6)	(23.3)
Income taxes receivable and payable	5.5	(5.2)
Other long-term liabilities	(5.2)	(0.8)
Other, net	(2.0)	5.1

Net cash provided by operating activities	28.4	77.6

Investing Activities
Capital expenditures	(24.9)	(20.5)
Restricted cash	1.1	(0.6)
Acquisition-related payments, net of cash acquired	(3.6)	(37.5)
Cash acquired with acquisition	26.1	—
Other investing activity	0.3	(1.0)

Net cash used in investing activities	(1.0)	(59.6)

Financing Activities
Proceeds from new borrowings	250.0	875.0
Principal payments on borrowings	(5.9)	(650.9)
Financing costs	(5.5)	(27.0)
Repurchase of employee equity award of a subsidiary	(3.5)	—
Return of capital to parent company	(323.2)	(3.8)
Receivables from and payables to parent company	16.1	—
Distribution to non-controlling interest of a subsidiary	(1.1)	(1.0)

Net cash provided by (used in) financing activities	(73.1)	192.3

Effect of changes in exchange rates on cash and cash equivalents	1.4	(4.0)

Net increase (decrease) in cash and cash equivalents	(44.3)	206.3
Cash and cash equivalents, beginning of period	121.1	69.8

Cash and cash equivalents, end of period	$76.8	$276.1

Supplemental Disclosure of Cash Flow Information:
Interest payments	$74.1	$64.7

Income tax payments, net of refunds	$0.8	$7.0

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	June 30, 2011	June 30, 2010	Increase (Decrease)	June 30, 2011	June 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$194.9	$172.9	$22.0	$34.8	$30.3	$4.5
Insurance and package products	85.0	89.1	(4.1)	22.5	26.4	(3.9)
Loyalty products	34.7	21.7	13.0	10.9	6.6	4.3
Eliminations	(0.8)	(0.8)	—	—	—	—

Total North America	313.8	282.9	30.9	68.2	63.3	4.9
Affinion International
International products	73.3	57.6	15.7	9.8	5.6	4.2

Total products	387.1	340.5	46.6	78.0	68.9	9.1
Corporate	—	—	—	(5.9)	(5.0)	(0.9)

Total	$387.1	$340.5	$46.6	72.1	63.9	8.2

Depreciation and amortization				(73.0)	(48.6)	(24.4)

Income (loss) from operations				$(0.9)	$15.3	$(16.2)

	Net revenues			Segment EBITDA (1)
	For the Six Months Ended			For the Six Months Ended
	June 30, 2011	June 30, 2010	Increase (Decrease)	June 30, 2011	June 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$378.2	$345.8	$32.4	$66.3	$69.9	$(3.6)
Insurance and package products	172.9	176.9	(4.0)	54.2	53.8	0.4
Loyalty products	67.5	40.9	26.6	21.1	12.1	9.0
Eliminations	(1.7)	(1.7)	—	—	—	—

Total North America	616.9	561.9	55.0	141.6	135.8	5.8
Affinion International
International products	137.1	121.8	15.3	13.7	13.3	0.4

Total products	754.0	683.7	70.3	155.3	149.1	6.2
Corporate	—	—	—	(21.0)	(10.0)	(11.0)

Total	$754.0	$683.7	$70.3	134.3	139.1	(4.8)

Depreciation and amortization				(122.9)	(97.1)	(25.8)

Income from operations				$11.4	$42.0	$(30.6)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of Affinion’s consolidated net cash provided by operating activities for the twelve months ended June 30, 2011 and the three and six months ended June 30, 2011 and 2010 to Affinion’s Adjusted EBITDA.

	For the Twelve Months Ended June 30,	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011(a)	2011	2010	2011	2010
Net cash provided by operating activities	$72.6	$20.2	$13.7	$28.4	$77.6
Interest expense, net	148.0	38.3	38.1	73.9	72.3
Income tax expense	10.1	0.2	4.2	4.7	7.4
Amortization of favorable and unfavorable contracts	1.7	0.3	0.5	0.6	1.1
Amortization of debt discount and financing costs	(9.4)	(2.1)	(2.8)	(4.1)	(5.3)
Unrealized gain (loss) on interest rate swaps	3.8	1.3	(1.6)	0.7	(6.0)
Deferred income taxes	(2.6)	1.1	3.7	(1.4)	(5.8)
Interest accretion on held-to-maturity debt securities	2.0	—	2.0	—	4.0
Payment received for assumption of loyalty points program liability	(4.3)	(0.5)	(2.7)	(0.5)	(2.7)
Changes in assets and liabilities	39.4	18.0	18.7	39.5	8.7
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	43.6	5.0	4.8	19.5	4.4
Other, net (c)	25.7	2.3	6.9	19.0	12.5

Adjusted EBITDA, excluding Webloyalty (d) (e)	330.6	$84.1	$85.5	$180.3	$168.2

Effect of the Webloyalty acquisition (f)	46.0

Adjusted EBITDA, including Webloyalty (g)	$376.6

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the six months ended June 30, 2010 plus consolidated financial data for the six months ended June 30, 2011.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Webloyalty, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty as if such acquisition had occurred on July 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(f)	Gives effect to the completion of the Webloyalty acquisition as if it had occurred on July 1, 2010.
(g)	Adjusted EBITDA, including Webloyalty, gives pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisition had occurred on July 1, 2010.

TABLE 6 - cont’d

Set forth below is a reconciliation of Affinion’s consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended June 30, 2011 and the three and six months ended June 30, 2011 and 2010 to Affinion’s Adjusted EBITDA.

	For the Twelve Months Ended June 30,	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011(a)	2011	2010	2011	2010
Net loss attributable to Affinion Group, Inc.	$(162.9)	$(39.8)	$(34.7)	$(67.8)	$(47.5)
Interest expense, net	148.0	38.3	38.1	73.9	72.3
Income tax expense	10.1	0.2	4.2	4.7	7.4
Non-controlling interest	1.0	0.3	0.2	0.5	0.5
Other expense, net	—	0.1	0.1	0.1	1.9
Loss on extinguishment of debt	29.6	—	7.4	—	7.4
Depreciation and amortization	221.0	73.0	48.6	122.9	97.1
Effect of the Apollo Transactions, reorganizations, and non-recurring revenues and gains (b)	7.3	(0.7)	(1.5)	10.0	(3.2)
Certain legal costs (c)	25.8	3.4	4.4	4.2	5.2
Net cost savings (d)	10.5	2.3	1.9	5.3	2.4
Other, net (e)	40.2	7.0	16.8	26.5	24.7

Adjusted EBITDA, excluding Webloyalty (f) (g)	330.6	$84.1	$85.5	$180.3	$168.2

Effect of the Webloyalty acquisition (h)	46.0

Adjusted EBITDA, including Webloyalty (i)	$376.6

Interest coverage ratio (j)	2.25
Consolidated leverage ratio (k)	5.03
Fixed charge coverage ratio (l)	2.47

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the six months ended June 30, 2010 plus consolidated financial data for the six months ended June 30, 2011.

(b)

Effect of the Apollo Transactions, reorganizations, and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(c)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(d)	Net costs savings - represents the elimination of costs associated with severance incurred.
(e)

Other, net - represents the elimination of: (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Webloyalty, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty as if such acquisition had occurred on July 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(h)	Gives effect to the completion of the Webloyalty acquisition as if it had occurred on July 1, 2010.
(i)	Adjusted EBITDA, including Webloyalty, gives pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisition had occurred on July 1, 2010.
(j)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at June 30, 2011.

(k)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.75 to 1.0 at June 30, 2011.

(l)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA ( as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of Affinion’s consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended June 30, 2011 and the three and six months ended June 30, 2011 and 2010 to Affinion’s Segment EBITDA

	For the Twelve Months Ended June 30,	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011(a)	2011	2010	2011	2010
Net loss attributable to Affinion Group, Inc.	$(162.9)	$(39.8)	$(34.7)	$(67.8)	$(47.5)
Interest expense, net	148.0	38.3	38.1	73.9	72.3
Income tax expense	10.1	0.2	4.2	4.7	7.4
Non-controlling interest	1.0	0.3	0.2	0.5	0.5
Other expense, net	—	0.1	0.1	0.1	1.9
Loss on extinguishment of debt	29.6	—	7.4	—	7.4
Depreciation and amortization	221.0	73.0	48.6	122.9	97.1

Segment EBITDA	$246.8	$72.1	$63.9	$134.3	$139.1

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the six months ended June 30, 2010 plus consolidated financial data for the six months ended June 30, 2011.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

(In millions, except share amounts)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$115.7	$164.2
Restricted cash	36.2	35.3
Receivables (net of allowances for doubtful accounts of $1.4 and $1.2, respectively)	128.8	119.3
Receivables from related parties	5.9	6.1
Profit-sharing receivables from insurance carriers	78.3	75.0
Prepaid commissions	56.2	58.0
Income taxes receivable	2.7	2.8
Other current assets	75.0	66.1

Total current assets	498.8	526.8
Property and equipment, net	121.8	113.4
Contract rights and list fees, net	25.5	25.9
Goodwill	600.1	402.7
Other intangibles, net	432.7	410.6
Other non-current assets	83.6	85.5

Total assets	$1,762.5	$1,564.9

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.9	$9.1
Accounts payable and accrued expenses	401.7	379.9
Payables to related parties	2.2	2.7
Deferred revenue	165.9	163.9
Income taxes payable	9.2	2.8

Total current liabilities	590.9	558.4
Long-term debt	2,248.9	2,005.7
Deferred income taxes	59.9	54.2
Deferred revenue	19.5	21.0
Mandatorily redeemable preferred stock	—	39.8
Other long-term liabilities	55.8	59.3

Total liabilities	2,975.0	2,738.4

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 360,000,000 and 350,000,000 shares authorized, 85,032,950 and 59,908,103 shares issued and 84,818,767 and 59,696,488 shares outstanding	0.9	0.6
Additional paid-in capital	123.7	56.3
Warrants	1.7	16.7
Accumulated deficit	(1,351.6)	(1,256.8)
Accumulated other comprehensive income	13.2	9.5
Treasury stock, at cost, 214,183 and 211,615 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,213.2)	(1,174.8)
Non-controlling interest in subsidiary	0.7	1.3

Total deficit	(1,212.5)	(1,173.5)

Total liabilities and deficit	$1,762.5	$1,564.9

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net revenues	$387.1	$340.5	$754.0	$683.7

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	159.9	141.1	303.8	279.8
Operating costs	109.2	89.3	217.2	183.2
General and administrative	44.7	38.3	97.6	73.8
Facility exit costs	1.3	8.0	1.3	8.0
Depreciation and amortization	73.0	48.6	122.9	97.1

Total expenses	388.1	325.3	742.8	641.9

Income (loss) from operations	(1.0)	15.2	11.2	41.8
Interest income	0.7	0.2	0.9	0.2
Interest expense	(48.8)	(49.7)	(95.1)	(95.0)
Loss on redemption of preferred stock	—	—	(6.5)	—
Loss on extinguishment of debt	—	(7.4)	—	(7.4)
Other expense, net	(0.2)	(0.1)	(0.1)	(1.9)

Loss before income taxes and non-controlling interest	(49.3)	(41.8)	(89.6)	(62.3)
Income tax expense	(0.2)	(4.2)	(4.7)	(7.4)

Net loss	(49.5)	(46.0)	(94.3)	(69.7)
Less: net income attributable to non-controlling interest	(0.3)	(0.2)	(0.5)	(0.5)

Net loss attributable to Affinion Group Holdings, Inc.	$(49.8)	$(46.2)	$(94.8)	$(70.2)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(In millions)

	For the Six Months Ended
	June 30, 2011	June 30, 2010
Operating Activities
Net loss	$(94.3)	$(69.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	122.9	97.1
Amortization of debt discount and financing costs	5.2	6.2
Preferred stock dividend and accretion	0.4	2.2
Loss on redemption of preferred stock	6.5	—
Unrealized (gain) loss on interest rate swaps	(0.7)	2.3
Unrealized foreign currency transaction loss	—	1.9
Loss on extinguishment of debt	—	7.4
Facility exit costs	1.3	8.0
Share-based compensation	6.3	4.2
Deferred income taxes	1.4	5.8
Payment received for assumption of loyalty points program liability	0.5	2.7
Net change in assets and liabilities:
Restricted cash	(1.3)	(2.6)
Receivables	(2.9)	11.7
Receivables from related parties	0.1	0.5
Profit-sharing receivables from insurance carriers	(3.2)	(7.2)
Prepaid commissions	2.0	4.0
Other current assets	7.0	(5.7)
Contract rights and list fees	(2.9)	0.7
Other non-current assets	5.7	(7.1)
Accounts payable and accrued expenses	(43.3)	36.8
Payables to related parties	(0.6)	(1.2)
Deferred revenue	(2.6)	(23.3)
Income taxes receivable and payable	5.5	(5.2)
Other long-term liabilities	(5.2)	(0.8)
Other, net	(2.0)	5.1

Net cash provided by operating activities	5.8	73.8

Investing Activities
Capital expenditures	(24.9)	(20.5)
Restricted cash	1.1	(0.6)
Acquisition-related payments, net of cash acquired	(3.6)	(37.5)
Cash acquired with acquisition	26.1	—
Other investing activity	0.3	(1.0)

Net cash used in investing activities	(1.0)	(59.6)

Financing Activities
Proceeds from new borrowings	250.0	875.0
Principal payments on borrowings	(5.9)	(650.9)
Return of capital	(241.6)	—
Financing costs	(6.0)	(27.0)
Redemption of preferred stock	(46.6)	—
Repurchase of employee equity award of a subsidiary	(3.5)	—
Distribution to non-controlling interest of a subsidiary	(1.1)	(1.0)

Net cash provided by (used in) financing activities	(54.7)	196.1

Effect of changes in exchange rates on cash and cash equivalents	1.4	(4.0)

Net increase (decrease) in cash and cash equivalents	(48.5)	206.3
Cash and cash equivalents, beginning of period	164.2	69.8

Cash and cash equivalents, end of period	$115.7	$276.1

Supplemental Disclosure of Cash Flow Information:
Interest payments	$97.2	$68.6

Income tax payments, net of refunds	$0.8	$7.0

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	June 30, 2011	June 30, 2010	Increase (Decrease)	June 30, 2011	June 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$194.9	$172.9	$22.0	$34.8	$30.3	$4.5
Insurance and package products	85.0	89.1	(4.1)	22.5	26.4	(3.9)
Loyalty products	34.7	21.7	13.0	10.9	6.6	4.3
Eliminations	(0.8)	(0.8)	—	—	—	—

Total North America	313.8	282.9	30.9	68.2	63.3	4.9
Affinion International
International products	73.3	57.6	15.7	9.8	5.6	4.2

Total products	387.1	340.5	46.6	78.0	68.9	9.1
Corporate	—	—	—	(6.0)	(5.1)	(0.9)

Total	$387.1	$340.5	$46.6	72.0	63.8	8.2

Depreciation and amortization				(73.0)	(48.6)	(24.4)

Income (loss) from operations				$(1.0)	$15.2	$(16.2)

	Net revenues			Segment EBITDA (1)
	For the Six Months Ended			For the Six Months Ended
	June 30, 2011	June 30, 2010	Increase (Decrease)	June 30, 2011	June 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$378.2	$345.8	$32.4	$66.3	$69.9	$(3.6)
Insurance and package products	172.9	176.9	(4.0)	54.2	53.8	0.4
Loyalty products	67.5	40.9	26.6	21.1	12.1	9.0
Eliminations	(1.7)	(1.7)	—	—	—	—

Total North America	616.9	561.9	55.0	141.6	135.8	5.8
Affinion International
International products	137.1	121.8	15.3	13.7	13.3	0.4

Total products	754.0	683.7	70.3	155.3	149.1	6.2
Corporate	—	—	—	(21.2)	(10.2)	(11.0)

Total	$754.0	$683.7	$70.3	134.1	138.9	(4.8)

Depreciation and amortization				(122.9)	(97.1)	(25.8)

Income from operations				$11.2	$41.8	$(30.6)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Holdings’ consolidated net cash provided by operating activities for the twelve months ended June 30, 2011 and three and six months ended June 30, 2011 and 2010 to Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended June 30,	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011 (a)	2011	2010	2011	2010
Net cash provided by operating activities	$10.5	$(2.5)	$13.7	$5.8	$73.8
Interest expense, net	191.2	48.1	49.5	94.2	94.8
Income tax expense	10.1	0.2	4.2	4.7	7.4
Amortization of favorable and unfavorable contracts	1.7	0.3	0.5	0.6	1.1
Amortization of debt discount and financing costs	(11.7)	(2.7)	(3.2)	(5.2)	(6.2)
Preferred stock dividend and accretion	(2.8)	—	(1.1)	(0.4)	(2.2)
Unrealized gain (loss) on interest rate swaps	0.1	1.3	(1.6)	0.7	(2.3)
Deferred income taxes	(2.6)	1.1	3.7	(1.4)	(5.8)
Payment received for assumption of loyalty points program liability	(4.3)	(0.5)	(2.7)	(0.5)	(2.7)
Payment of in-kind interest upon redemption of debt securities	12.8	—	—	—	—
Changes in assets and liabilities	56.5	31.9	10.7	43.7	(6.8)
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	43.6	5.0	4.8	19.5	4.4
Other, net (c)	25.3	1.8	6.9	18.4	12.6

Adjusted EBITDA, excluding Webloyalty (d) (e)	330.4	$84.0	$85.4	$180.1	$168.1

Effect of the Webloyalty acquisition (f)	46.0

Adjusted EBITDA, including Webloyalty (g)	$376.4

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the six months ended June 30, 2010 plus consolidated financial data for the six months ended June 30, 2011.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as a alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Webloyalty, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty as if such acquisition had occurred on July 1, 2010 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility, the indentures governing Affinion's 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(f)	Gives effect to the completion of the Webloyalty acquisition as if it had occurred on July 1, 2010.
(g)	Adjusted EBITDA, including Webloyalty, gives pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisition had occurred on July 1, 2010.

TABLE 11 - cont’d

Set forth below is a reconciliation of Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended June 30, 2011 and the three and six months ended June 30, 2011 and 2010 to Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended June 30,	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011 (a)	2011	2010	2011	2010
Net loss attributable to Affinion Group Holdings, Inc.	$(215.6)	$(49.8)	$(46.2)	$(94.8)	$(70.2)
Interest expense, net	191.2	48.1	49.5	94.2	94.8
Income tax expense	10.1	0.2	4.2	4.7	7.4
Non-controlling interest	1.0	0.3	0.2	0.5	0.5
Other expense, net	—	0.2	0.1	0.1	1.9
Loss on redemption of preferred stock	6.5	—	—	6.5	—
Loss on extinguishment of debt	32.3	—	7.4	—	7.4
Depreciation and amortization	221.0	73.0	48.6	122.9	97.1
Effect of the Apollo Transactions, reorganizations, and non-recurring revenues and gains (b)	7.3	(0.7)	(1.5)	10.0	(3.2)
Certain legal costs (c)	25.8	3.4	4.4	4.2	5.2
Net cost savings (d)	10.5	2.3	1.9	5.3	2.4
Other, net (e)	40.3	7.0	16.8	26.5	24.8

Adjusted EBITDA, excluding Webloyalty (f) (g)	330.4	$84.0	$85.4	$180.1	$168.1

Effect of the Webloyalty acquisition (h)	46.0

Adjusted EBITDA, including Webloyalty (i)	$376.4

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the six months ended June 30, 2010 plus consolidated financial data for the six months ended June 30, 2011.

(b)

Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(c)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(d)	Net costs savings - represents the elimination of costs associated with severance incurred.
(e)

Other, net - represents the elimination of (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measure of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Webloyalty, does not give pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty as if such acquisition had occurred on July 1, 2010 in calculating the Adjusted EBITDA under Affinion's amended and restated senior secured credit facility, the indentures governing Affinion's 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(h)	Gives effect to the completion of the Webloyalty acquisition as if it had occurred on July 1, 2010.
(i)	Adjusted EBITDA, including Webloyalty, gives pro forma effect to our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisition had occurred on July 1, 2010.

Set forth below is a reconciliation of Holdings’ consolidated net loss for the twelve months ended June 30, 2011 and the three and six months ended June 30, 2011 and 2010 to Holdings’ Segment EBITDA.

	For the Twelve Months Ended June 30,	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011 (a)	2011	2010	2011	2010
Net loss attributable to Affinion Group Holdings, Inc.	$(215.6)	$(49.8)	$(46.2)	$(94.8)	$(70.2)
Interest expense, net	191.2	48.1	49.5	94.2	94.8
Income tax expense	10.1	0.2	4.2	4.7	7.4
Non-controlling interest	1.0	0.3	0.2	0.5	0.5
Loss on redemption of preferred stock	6.5	—	—	6.5	—
Other expense, net	—	0.2	0.1	0.1	1.9
Loss on extinguishment of debt	32.3	—	7.4	—	7.4
Depreciation and amortization	221.0	73.0	48.6	122.9	97.1

Segment EBITDA	$246.5	$72.0	$63.8	$134.1	$138.9

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the six months ended June 30, 2010 plus consolidated financial data for the three and six months ended June 30, 2011.